UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2019

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13779	45-4549771
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WPC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. - Entry into a Material Definitive Agreement.

On August 9, 2019, W. P. Carey Inc. (“W. P. Carey”) entered into an Equity Sales Agreement (the “Sales Agreement”) with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC (collectively, the “Agents” and each individually, an “Agent”) and the Forward Purchasers (as defined below). Pursuant to the Sales Agreement, W. P. Carey may offer and sell, from time to time, shares of common stock, par value $0.001 per share, having an aggregate offering price of up to $750 million (the “Shares”). Pursuant to the terms of the Sales Agreement, the Agents will act as W. P. Carey’s sales agents or, when acting as agents for the relevant Forward Purchaser, as forward sellers, in connection with any offerings of Shares. W. P. Carey may also sell Shares to an Agent as principal for its own account.

The sales, if any, of the Shares under the Sales Agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made by means of ordinary brokers’ transactions on the New York Stock Exchange, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or as otherwise agreed to with the applicable Agent.

The Sales Agreement contemplates that, in addition to the issuance and sale by W. P. Carey of shares of its common stock through or to the Agents, W. P. Carey may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If W. P. Carey enters into a forward sale agreement with any Forward Purchaser, W. P. Carey expects that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser (in such capacity, a “Forward Seller”), shares of its common stock to hedge such Forward Purchaser's exposure under such forward sale agreement. W. P. Carey will not initially receive any proceeds from any sale of shares of its common stock borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller.

W. P. Carey currently expects to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by W. P. Carey on or prior to the maturity date of such forward sale agreement, in which case W. P. Carey expects to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, W. P. Carey may also elect, in its sole discretion, to cash settle or net share settle all or any portion of its obligations under any forward sale agreement, in which case W. P. Carey may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and may owe cash (in the case of cash settlement) or shares of its common stock (in the case of net share settlement) to the relevant Forward Purchaser.

The Agents are not required to sell any specific number or dollar amount of W. P. Carey’s common stock, but each Agent will, subject to the terms and conditions of the Sales Agreement, use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell shares of W. P. Carey’s common stock designated by W. P. Carey and, in the case of shares offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time.

W. P. Carey will pay each Agent, acting as its sales agent, a commission not to exceed 2.0% of the gross sales price of the shares of its common stock sold by such Agent. In connection with each forward sale agreement, W. P. Carey will pay the applicable Agent, as Forward Seller, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, not to exceed 2.0% of the gross sales price of the borrowed shares of its common stock sold through such Agent, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any quarterly dividends having an “ex-dividend” date during such forward selling period).

Under the terms of the Sales Agreement, W. P. Carey may also sell shares of its common stock to one or more of the Agents as principal, at a price per share to be agreed upon at the time of sale. If W. P. Carey sells shares to one or more of the Agents as principal, it will enter into a separate terms agreement with such Agent or Agents, as the case may be. In any such sale to an Agent as principal, W. P. Carey may agree to pay the applicable Agent a commission or underwriting discount that may exceed 2.0% of the gross sales price per share of common stock sold to such Agent, as principal.

W. P. Carey intends to use any net proceeds from the sale of the Shares and upon settlement of any forward sale agreement to reduce outstanding indebtedness, which may include amounts outstanding under its unsecured revolving credit facility, to fund potential future acquisitions and for general corporate purposes.

On February 27, 2019, W. P. Carey established an “at-the-market” program relating to the issuance and sale of common stock having an aggregate gross sales price of up to $500 million (the “Prior Program”). As of the date of this Current Report on Form 8-K, the Prior Program has been terminated.

The foregoing description of the Sales Agreement and the forward sale agreements does not purport to be complete and is qualified in its entirety by the full text of the Sales Agreement, which is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Sales Agreement, dated August 9, 2019, by and among W. P. Carey Inc. and each of Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Capital One Securities, Inc., Fifth Third Securities, Inc., Jefferies LLC, J.P. Morgan Securities LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated and Wells Fargo Securities, LLC, as agents, and each of Barclays Bank PLC, Bank of Montreal, The Bank of New York Mellon, Bank of America, N.A., Jefferies LLC, JPMorgan Chase Bank, National Association, The Bank of Nova Scotia and Wells Fargo Bank, National Association, as forward purchasers.
5.1	Opinion of DLA Piper LLP (US) regarding the legality of the securities being registered.
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

W. P. Carey Inc.

Date: August 12, 2019	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer